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                                                                    Exhibit 23.1


REPORT ON FINANCIAL STATEMENT SCHEDULE
AND CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Avant! Corporation:

     The audits referred to in our report dated February 12, 2001, except as to Note 16, which is as of March 23, 2001, included the related consolidated financial statement schedule as of December 31, 2000, and for each of the years in the three year period ended December 31, 2000, as listed in the index in Item 14 (a) 2 herein. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     We consent to incorporation by reference in the registration statements (Nos. 333-18445 and 333-43087) on Form S-3, and in the registration statements (nos. 333-16981, 333-16303, 333-15159, 333-06405, 333-27301,
333-71473, 333-53365, 333-44413, 333-85541, and 333-86011,333-44970 and
333-35038) on Form S-8 of our reports included herein, relating to the consolidated balance sheets of Avant! Corporation as of December 31, 2000 and 1999, and the related consolidated statements of earnings, stockholders' equity, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2000, and the related financial statement schedule.

                                                    /s/ KPMG LLP



Mountain View, California
April 2, 2001